Exhibit 16.2

April 30, 2003


Mr. Larry Hannappel
Chief Accounting Officer
Century Casinos, Inc.
200-220 East Bennett Avenue
Cripple Creek, Colorado 80813


Dear Mr. Hannappel:

This is to confirm that the client-auditor relationship between Century Casinos Africa (Proprietary) Limited, a subsidiary of Century Casinos, Inc. (Commission File No. 0-22290), and Grant Thornton Kessel Feinstein has ceased, effective December 4, 2002.

Very truly yours,
GRANT THORNTON KESSEL FEINSTEIN


/s/ Neil Adams
---------------------
Neil Adams
Partner

cc:   Office of the Chief Accountant
      SECPS Letter File
      Securities and Exchange Commission
      Mail Stop 11-3
      450 Fifth Street, N W
      Washington, DC 20549